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                                                                     Exhibit 5.1



                        [Letterhead of Dr. Peter Waskoenig]


                                                                  April 25, 2002



DaimlerChrysler AG
Epplestrasse 225
70567 Stuttgart

Ladies and Gentlemen:

I am Legal Counsel for DaimlerChrysler AG, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), and, as such, I am familiar with the DaimlerChrysler AG Stock Option Program (the "Plan"). Under the Plan, eligible employees of the Company and its subsidiaries, including employees of its subsidiaries in the United States, may receive options ("Options") to acquire ordinary shares of the Company ("Shares") subject to the terms and conditions of the Plan.

In connection with the opinions expressed below, I have examined originals or copies of:

         (i) The terms and conditions of the Plan as approved by the shareholders of the Company at the annual general meeting of the shareholders of the Company held on April 19, 2000;

         (ii) A signed copy of the Company's registration statement on Form S-8 (the "Registration Statement") relating to the Plan which Registration Statement is being filed by the Company with the United States Securities and Exchange Commission (the "Commission") on the date hereof;

         (iii) The Memorandum and Articles of Association (Satzung) of the Company; and

         (iv) Such other documents as I have deemed necessary or appropriate as a basis for the opinion hereafter expressed.


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DaimlerChrysler AG
April 25, 2002
Page 2


Based on the foregoing, and assuming that future grants of Options under the Plan will be made in conformity with the terms and conditions approved by the Company's shareholders on April 19, 2000, I am of the opinion that when issued in accordance with the Plan, the Shares to be issued upon exercise of Options granted under the Plan will be legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption "Item 5. Interests of Named Experts and Counsel," in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. I am a lawyer admitted to the practice in the Federal Republic of Germany and I am not admitted in, do not hold myself out as being an expert on, and do not express any opinion on the law of, any jurisdiction other than the laws of the Federal Republic of Germany.

                                                Very truly yours,

                                                /s/ Peter Waskoenig
                                                -------------------
                                                Dr. Peter Waskoenig